Exhibit 4.2

CAREY WATERMARK INVESTORS 2 INCORPORATED

A Corporation Formed Under the Laws of the State of Maryland

TO:

FROM:  Carey Watermark Investors 2 Incorporated

DATE:

You are hereby notified that you are the record owner of                                                  (              ) fully paid and non-assessable shares of Common Stock, par value $0.001 per share, of Carey Watermark Investors 2 Incorporated (the “Corporation”), which were issued to you in exchange for                  .  Such shares do not have physical certificates, are recorded on the books and records of the Corporation, and shall be held subject to the laws of the State of Maryland and to all of the provisions of the Articles of Incorporation of the Corporation and the Bylaws of the Corporation and any amendments thereto.

THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE APPLICABLE SECURITIES ACT OF ANY STATE, BUT HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION CONTAINED IN SAID ACTS. NO SALE, OFFER TO SELL OR OTHER TRANSFER OF THE SECURITIES REFERENCED HEREIN MAY BE MADE UNLESS A REGISTRATION STATEMENT UNDER SAID ACTS IS IN EFFECT WITH RESPECT TO THE SECURITIES, OR AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF SUCH ACTS IS THEN APPLICABLE.